                                   Exhibit 99.1

Designated Filer:                       Stratford Capital Partners, L.P.
Issuer and Ticker Symbol:               Teletouch Communications, Inc. (TLLE.OB)
Date of Event Requiring Statement:      August 18, 2011

                               Joint Filer Information
Joint Filers:

1. Name:            Stratford Capital GP Associates, L.P., the general partner of Stratford Capital Partners, L.P.

Address:            200 Crescent Court
                    Suite 1600
                    Dallas, TX 75201

2. Name:            Stratford Capital Corporation, the general partner of
Stratford Capital GP Associates, L.P.

Address:            200 Crescent Court
                    Suite 1600
                    Dallas, TX 75201

3. Name:           John R. Muse, the sole director of Stratford Capital
Corporation

Address:            200 Crescent Court
                    Suite 1600
                    Dallas, TX 75201